                                                               EXHIBIT 3.1

                             CERTIFICATE OF MERGER

                                    MERGING

               PAR TECHNOLOGY CORPORATION, a New York corporation

                                      INTO

               PAR TECHNOLOGY CORPORATION, a Delaware corporation

Pursuant to Section 252 of the General Corporation Law of the State of Delaware
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     Pursuant to the provisions of Section 252 of the General Corporation Law of the State of Delaware,

     It is hereby certified that:

     1. The constituent business corporations participating in the merger herein certified are:

     (i) PAR Technology Corporation ("Old PAR"), which is incorporated under the laws of the State of New York; and,

     (ii) PAR Technology Corporation ("PAR Technology Corporation"), which is incorporation under the laws of the State of Delaware and is the surviving corporation.

     2. An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by Old Par in accordance with the laws of the State of its incorporation and by PAR Technology Corporation in the same manner as provided in Section 252 of the General Corporation Law of the State of Delaware.

     3. The name of the surviving corporation in the merger herein certified is PAR Technology Corporation, which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

     4. The Certificate of Incorporation of PAR Technology Corporation, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

     5. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

                              220 Seneca Turnpike
                            New Hartford, NY  13413

     6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

     7. The authorized capital stock of Old PAR consists of (a) 25,000,000 shares of Common Stock, par value $.02 per share, of which (A) 7,547,037 shares are issued and outstanding on the date hereof, and (B) 902,246 shares are issuable from time to time upon exercise of outstanding stock options.

     IN WITNESS WHEREOF, the undersigned have caused this Certificate of Merger to be executed as of the 15th of April, 1993.

                                      PAR TECHNOLOGY CORPORATION,
                                      a Delaware corporation


Attest:  /s/ Gregory T. Cortese       By:  /s/ John W. Sammon
         ----------------------            ------------------
         Gregory T. Cortese,               John W. Sammon
         Secretary                         President and CEO

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION

PAR Technology Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of PAR Technology Corporation be amended by changing Section 1. of the Fourth Article thereof so that, as amended, said Section and Article shall be and read as follows:

     The Corporation shall have authority to issue twelve million two hundred fifty thousand (12,250,000) shares of stock, par value $.02 per share consisting of twelve million (12,000,000) shares of Common Stock and two hundred fifty thousand (250,000) shares of Preferred Stock, par value $.02 per share.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said PAR Technology Corporation has caused this certificate to be signed by John W. Sammon, Jr. its President and Chairman of the Board of Directors and attested by Gregory T. Cortese, its Secretary, this 17 day of
                                                                  --

March, 1993.
                            PAR Technology Corporation


                            By /s/ John W. Sammon
                              ----------------------------------------------
                              President & Chairman of the Board of Directors
ATTEST:

By /s/ Gregory T. Cortese
  --------------------------
  Secretary

           CERTIFICATE OF INCORPORATION OF PAR TECHNOLOGY CORPORATION
           ----------------------------------------------------------

                                     FIRST

The name of the Corporation is PAR Technology Corporation (the "Corporation").

                                     SECOND

The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at that address is The Corporation Trust Company.

                                     THIRD

The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the General Corporation Law of the State of Delaware.

                                     FOURTH

        1. The Corporation shall have authority to issue thirty-five million (35,000,000) shares of stock, par value $.02 per share consisting of 30,000,000 shares of common stock and five million (5,000,000) shares of Preferred Stock, par value $.02 per share.

        2. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, prior to issuance of any series of Preferred Stock, to fix by resolution or resolutions providing for the issue of such series the number of shares included in such series and the voting powers, designations, preferences, and relative, participating, optional and other special rights, and the qualifications, limitations of restrictions thereof. Pursuant to the foregoing general authority vested in the Board of Directors, but not in limitation of the powers conferred on the Board of Directors thereby and by Delaware Law, the Board of Directors is expressly authorized to determine with respect to each series of Preferred Stock:

              (a) the designation or designations of such series and the number of shares (which number from time to time may be decreased by the Board of Directors, but not below the number of such shares then outstanding, or may be increased by the Board of Directors, but not in excess of the number of such shares then authorized, unless otherwise provided in the resolution creating such series) constituting such series;

              (b) the rate or amount and times at which, and the preferences and conditions under which, dividends shall be payable on shares of such series, the status of such dividends as cumulative or noncumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such shares as participating or nonparticipating after the payment of dividends as to which such shares are entitled to any preference.

              (c) the rights and preferences, if any, of the holders of shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which amount may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and the status of the shares of such series as participating or nonparticipating after the satisfaction of any such rights and preferences;

              (d) the full or limited voting rights, if any, to be provided for shares of such series, in addition to the voting rights provided by law;

              (e) the times, terms and conditions, if any, upon which shares of such series shall be subject to redemption, including the amount the holders of shares of such series shall be entitled to receive upon redemption (which amount may vary under different conditions or at different redemption dates) and the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided for the shares of such series;

              (f) the rights, if any, of the Corporation or the holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes or of any other series of the same class or other securities of the Corporation, the prices or rates of conversion or exchange, and adjustments thereto, and any other items and conditions applicable to such conversion or exchange;

              (g) the limitations, if any, applicable while such series is outstanding on the payment of dividends or making of distributions on, or the acquisition or redemption of, Common Stock or any other class of shares ranking junior, either as to dividends or upon liquidation, to the shares of such series;

              (h) the conditions or restrictions, if any, upon the issue of any additional shares (including additional shares of such series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and

              (i) any other relative powers, preferences and relative, participating, optional or other special rights, and qualification, limitations or restrictions thereof, of shares of such series;

        In each case, so far as not inconsistent with the provisions of this Certificate of Incorporation or Delaware Law. All shares of Preferred Stock shall be identical and of equal rank except in respect to the particulars that may be fixed by the Board of Directors as provided above, and all shares of each series of Preferred Stock shall be identical and of equal rank except as to the times from which cumulative dividends, if any, thereon shall be cumulative.

        3. Shares of any series of Preferred Stock which have been acquired by the Corporation, whether by purchase or redemption or by their having been converted into or exchanged for other shares of the Corporation, shall upon their acquisition and without any other action by the Corporation resume the status of authorized but unissued shares of Preferred Stock and may be reissued as shares of the series of which they were originally a part or may be issued as shares of a new series or as shares of any other series.

        4. Except as otherwise provided by Delaware Law or by any resolution adopted by the Board of Directors fixing the powers, preferences and rights, the qualifications, limitations or restrictions, of the Preferred Stock, the entire voting power of the shares of the Corporation for the election of Directors and for all other purposes, as well as all other rights pertaining to shares of the Corporation, shall be vested exclusively in the Common Stock. Each share of Common Stock shall have one vote upon all matters to be voted on by the holders of the Common Stock and share ratably, subject to the rights and preferences of the Preferred Stock, in all assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, or upon any distribution of the assets of the Corporation.

        5. Shares of capital stock of the Corporation may be issued for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors, and shares issued for such consideration shall be fully paid and non-assessable.

                                     FIFTH

The duration of the Corporation is to be perpetual.

                                     SIXTH

Except as required by law, and subject to the rights of holders of any series of Preferred Stock, established pursuant to Article Fourth of this Certificate of Incorporation, a special meeting of shareholders may be called at any time by the Board of Directors, the Chairman or the President, and shall be called only by the Board of Directors or the Chairman or the President pursuant to a resolution approved by a majority of the then authorized number of Directors of the Corporation. Any such call must specify the matter or matters to be acted upon at such meeting and only such matter or matters shall be acted upon thereat. Any such meeting shall be at such time and at such place, within or without the State of Delaware, as shall be set forth in the Board of Directors' resolution calling for such meeting.

                                    SEVENTH

Any action required or permitted to be taken by the shareholders of the Corporation must be effected at an annual or special meeting of shareholders of the Corporation, and no action required to be taken or that may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting except by the unanimous written consent of all shareholders entitled to vote on such action.

                                     EIGHTH

       1. The number of directors of the Corporation shall be fixed in accordance with the By-Laws of the Corporation, and may be increased or decreased from time to time in such a manner as may be prescribed in the By-Laws of the Corporation.

       2. Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

       3. The directors, other than those who may be elected by the holders of any series of preferred stock, voting as a separate class, shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of shareholders to be held in 1993, another class shall be initially elected for a term expiring at the annual meeting of shareholders to be held in 1994, and another class shall be initially elected for a term expiring at the annual meeting of shareholders to be held in 1995. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the shareholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected, in accordance with the By-Laws of the Corporation, to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

                                     NINTH

No contract or other transaction of the Corporation shall be void, voidable, fraudulent or otherwise invalidated, impaired or affected, in any respect, by reason of the fact that any one or more of the officers, directors or shareholders of the Corporation shall individually be a party or parties thereto or otherwise interested therein or shall be officers, directors or shareholders of any other Corporation or corporations which shall be a party or parties thereto or otherwise interested therein; provided that such contract or other transaction shall be duly authorized or ratified by the Board of Directors, with the asserting vote of a majority of the disinterested directors then present, or, if only one such is present, with his assenting vote.

                                     TENTH

The By-Laws of the Corporation or any of them may be amended or repealed, in any respect, and new By-laws may be adopted, at any time, either (i) by an affirmative vote of 66 2/3% of the shareholders entitled to vote generally for the election of directors or (ii) by an affirmative vote of a majority of the directors present at a meeting of the Board of Directors, in each case, in accordance with the terms of the By-Laws. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Section 3 ("Special Meetings") or Section 7 ("Order of Business") of Article II ("Meeting of Stockholders") of the By-Laws Section 2, ("Number, Election and Terms") or Section 3 ("Nominations of Directors, Elections") or Section 6 ("Special Meetings") of Article III ("Directors") of the By-Laws, or the final sentence of Article XII ("Amendments") of the By-Laws shall not be amended or repealed and no provision, inconsistent with any thereof shall be adopted without the affirmative vote of the

66 2/3% of the shareholders entitled to vote generally for the election of directors, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the 66 2/3% of the shareholders entitled to vote generally for the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, any provision of this Article TENTH.

                                    ELEVENTH

      1. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, Articles Sixth, Seventh, Eighth and Twelfth hereof shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 66 2/3% of all of the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.
Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of all of the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal or adopt any provision inconsistent with this paragraph (1) of Article Eleventh.

      2. The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Certificate of Incorporation, or any amendment thereof, in the manner now or thereafter prescribed by the laws of the State of Delaware of this Certificate of Incorporation, and all rights conferred upon the shareholders of the corporation are granted subject to this reservation.

                                    TWELFTH

      1. A Director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      2. If, after approval of this Article by the shareholders of the Corporation, the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

      3. Any repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

                                  THIRTEENTH

        The name and mailing address of the incorporator is as follows:

                              Gregory T. Cortese
                  Vice President, General Counsel & Secretary
                          PAR Technology Corporation
                              220 Seneca Turnpike
                            New Hartford, NY  13413



    /s/ Gregory T. Cortese
   -----------------------------
   Gregory T. Cortese
   Incorporator